Exhibit 99.1

            Access National Earnings Up 35% in Q4, 29% for the Year

    RESTON, Va.--(BUSINESS WIRE)--Jan. 23, 2007--Access National
Corporation (NASDAQ:ANCX), holding company for Access National Bank, reported 2006 fourth quarter net income of $2.3 million, compared to $1.7 million in 2005, up 35%.

    Net income for the year ending 2006 was $7.6 million, compared to $5.9 million for 2005, an increase of 29%. Basic earnings per share for the same period increased from $0.75 in 2005 to $0.81 in 2006; diluted earnings per share increased from $0.63 in 2005 to $0.72 in 2006. Average shares outstanding increased from 7,867,135 in 2005 to 9,429,074 in 2006. The increase in average shares is due primarily to the issuance of 2.3 million shares in connection with a public stock offering that concluded in August 2006.

    Return on average assets was 1.29% in 2006, unchanged from 2005. Return on average equity was 17.15% in 2006 compared to 20.63% in 2005. Average shareholders' equity totaled $44.3 million in 2006 compared to $28.6 million in 2005.

    Total assets increased 20% to $644 million and total deposits increased to $439 million. Total loans increased 17% to $434 million compared to the prior year. Investment securities available for sale increased by 20% to $105 million. Mortgage loan originations increased 6% in 2006 to $1 billion, up from $990 million for the year ended December 31, 2005.

    Net interest income for the year increased 19.5% over 2005, as a result of continued loan growth and the growth in the Bank's investment portfolio.

    Non-interest expense decreased $1.6 million or 4.5% from 2005, due to increased operational efficiencies.

    A summary of the operating performance and financial condition for the reporting period is attached.

    Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December, 1999, serves the business community in the greater DC Metropolitan area. Its wholly owned subsidiary, Access National Mortgage Corporation, provides residential mortgage loans to bank clients and consumers in the same area and other select markets. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

    This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC filings.



                     Access National Corporation
                       Selected Financial Data
                (In Thousands, Except for Share Data)

                                       December 31 December 31 Percent
At period end (unaudited)                 2006        2005     Change
----------------------------------------------------------------------

Assets                                   $644,782    $537,050      20%
Average assets (YTD)                      589,834     457,251      29%
Loans held for investment                 433,595     369,733      17%
Loans held for sale                        65,320      45,019      45%
Mortgage loan originations              1,049,018     990,445       6%
Investment Securities                     105,163      87,771      20%
Earning assets                            620,270     517,042      20%
Deposits                                  438,932     419,629       5%
Stockholders' equity                       62,295      31,185     100%
Average loans held for investment         400,212     318,438      26%
Average earning assets                    569,505     437,727      30%
Average interest bearing liabilities      469,054     357,091      31%
Average stockholders equity (YTD)          44,270      28,586      55%
Net income (YTD)                            7,592       5,897      29%
Common shares outstanding              11,816,929   7,956,556      49%
Book value                                   5.27        3.92      35%
Basic EPS                                   $0.81       $0.75       8%
Diluted EPS                                 $0.72       $0.63      14%
Average outstanding shares
   Basic                                9,429,074   7,867,135      20%
   Diluted                             10,541,873   9,423,087      12%
Return on average assets (YTD)               1.29%       1.29%      0%
Return on average equity (YTD)              17.15%      20.63%    -17%
Net Interest Margin                          3.32%       3.49%     -5%
Allowance for loan losses                   5,452       5,215       5%
Allowance for loan losses/loans held
 for investment                              1.26%       1.41%    -11%
Non-performing assets                         450       1,311     -66%
Non-performing assets/loans held for
 investment                                  0.10%       0.35%    -71%
Net charge-offs to average loans (YTD)       0.00%       0.00%      0%

(YTD - Year To Date)




                     Access National Corporation
                      Consolidated Balance Sheet

                                              December 31  December 31
                                              ------------ -----------
                                                 2006         2005
                                              ------------ -----------
(In Thousands)                                 (unaudited)
--------------------------------------------- ------------ -----------

ASSETS

  Cash and due from banks                         $11,974      $9,854

  Interest bearing balances                        15,391      13,329

  Securities available for sale, at fair
   value                                          105,163      87,771

  Loans held for sale                              65,320      45,019

  Loans held for investment net of allowance
   for loan losses of $5,452 and $5,215
   respectively                                   428,142     364,518

  Premises, Equipment and Land                      9,598       9,650

  Other assets                                      9,194       6,909

                                              ------------ -----------
    Total assets                                 $644,782    $537,050
                                              ============ ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Non-interest bearing deposits                   $79,223     $81,034

  Savings and interest bearing deposits           120,309     149,094

  Time Deposits                                   239,400     189,501
                                              ------------ -----------

    Total deposits                                438,932     419,629

  Short-term borrowings                            84,951      48,196

  Long-term borrowings                             42,572      21,786

  Subordinated debentures                          10,311      10,311

  Other liabilities and accrued expenses            5,721       5,943

                                              ------------ -----------
    Total Liabilities                             582,487     505,865
                                              ------------ -----------

SHAREHOLDERS' EQUITY
  Common stock $0.835 par value; 60,000,000
   authorized; issued and outstanding,
   11,816,929 and 7,956,556 shares
   respectively                                     9,867       6,644

  Surplus                                          29,316       9,099

  Retained earnings                                23,641      16,227

  Accumulated other comprehensive income
   (loss)                                            (529)       (785)

                                              ------------ -----------
    Total shareholders' equity                     62,295      31,185
                                              ------------ -----------

                                              ------------ -----------
    Total liabilities and shareholders'
     equity                                      $644,782    $537,050
                                              ============ ===========



    Note 1: Prior periods have been restated to reflect a 2 for 1 stock split effective 12-12-2005



                     Access National Corporation
                 Consolidated Statement of Operations

                         Three Months   Twelve Months   Twelve Months
(In Thousands Except    Ended 12/31/06  Ended 12/31/06  Ended 12/31/05
 for Share Data)         (unaudited)     (unaudited)
---------------------- --------------- --------------- ---------------

INTEREST INCOME
  Interest and fees on
   loans                       $9,639         $34,898         $25,043

  Interest on federal
   funds sold & bank
   balances                       118             400             279

  Interest on
   securities                   1,190           4,640           2,471
                       --------------- --------------- ---------------
    Total interest
     income                    10,947          39,938          27,793

INTEREST EXPENSE
  Interest on deposits          4,353          15,776           9,018

  Interest on other
   borrowings                   1,669           5,906           3,502
                       --------------- --------------- ---------------
    Total interest
     expense                    6,022          21,682          12,520
                       --------------- --------------- ---------------
    Net interest
     income                     4,925          18,256          15,273

Provision for loan
 losses                            59             232           1,196
                       --------------- --------------- ---------------
Net interest income
 after provision for
 loan losses                    4,866          18,024          14,077

NON-INTEREST INCOME
  Service charges and
   fees                           112             359             260

  Gain on sale of
   loans                        6,045          19,309          22,362

  Other Income                  1,507           7,965           8,333
                       --------------- --------------- ---------------
    Total non-interest
     income                     7,664          27,633          30,955

NON-INTEREST EXPENSE
  Salaries and
   benefits                     4,915          19,404          20,537

  Occupancy and
   equipment                      364           1,859           1,916

  Other operating
   expense                      3,839          12,949          13,377
                       --------------- --------------- ---------------
    Total non-interest
     expense                    9,118          34,212          35,830
                       --------------- --------------- ---------------
Income before income
 tax                            3,412          11,445           9,202

Income tax expense              1,150           3,853           3,305
                       --------------- --------------- ---------------
NET INCOME                     $2,262          $7,592          $5,897
                       =============== =============== ===============


Earnings per common
 share:
Basic                           $0.20           $0.81           $0.75
                       =============== =============== ===============
Diluted                         $0.19           $0.72           $0.63
                       =============== =============== ===============

Average outstanding
 shares:
Basic                      11,396,491       9,429,074       7,867,135
Diluted                    11,830,423      10,541,873       9,423,087

    CONTACT: Access National Corporation
             Michael Clarke, 703-871-2100